Exhibit I

                       Consent of Independent Accountants
                       ----------------------------------


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-17341, as amended, and 2-97641) of the National Fuel Gas Company Tax-Deferred Savings Plan for Non-Union Employees of our report dated June 23, 2000 relating to the financial statements, which appears in this Form 11-K.



Freed Maxick Sachs & Murphy, PC
Buffalo, New York
June 28, 2000